[WILMINGTON TRUST LOGO] WILMINGTON TRUST	Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
News Release	Wilmington, DE 19890-0001
FOR IMMEDIATE RELEASE
WILMINGTON TRUST ANNOUNCES 2008 SECOND QUARTER RESULTS
Capital position and business activity remain strong
Wilmington, Del., July 18, 2008 — Wilmington Trust Corporation (NYSE: WL) reported a loss of $19.5 million, or $0.29 per share, for the 2008 second quarter. Two events caused this loss:
•	Business conditions at affiliate money manager Roxbury Capital Management (RCM) led to a decline of $66.9 million in the value of Wilmington Trust’s investment in the firm. This amount, which was recorded as a non-cash impairment expense, reduced net income by $43.5 million, or $0.64 per share (on a diluted basis). Wilmington Trust previously disclosed this charge in a June 19, 2008, filing with the Securities and Exchange Commission.

•	The carrying value of preferred stocks in Wilmington Trust’s investment securities portfolio decreased by $12.6 million. Most of this decrease was in the carrying value of securities issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). This $12.6 million reduction, which was recorded as a securities loss, reduced net income by $8.0 million, or $0.12 per share (diluted).
“These charges were a function of extraordinarily unsettled equity markets,” said Ted T. Cecala, Wilmington Trust chairman and chief executive officer. “They overshadow very strong commercial and consumer loan growth, higher revenue from Corporate Client Services and Wealth Advisory Services, and other positive aspects of our second quarter results and ongoing operations.”
On an operating basis (excluding the two charges), net income for the 2008 second quarter was $32.0 million, or $0.47 per share (diluted). Management believes that operating results — those that exclude the effects of the two write-downs — present a more relevant measure of ongoing business trends and offer a better basis of comparison with prior periods. The financial statements in this report include a reconciliation of results that include the securities loss and RCM impairment expense (reported results) with those that do not (operating results).

For the first six months of 2008, results were positive. Reported net income and earnings were $21.9 million and $0.33 per share (diluted), respectively. Operating net income and earnings were $73.4 million and $1.09 per share (diluted), respectively.
Wilmington Trust’s capital position remained strong. All regulatory capital ratios continued to exceed the amounts required by the Federal Reserve Board to be considered a well-capitalized institution. The two impairment charges did not affect client funds or the company’s ability to pay dividends.
On July 17, 2008, the Board of Directors declared a regular quarterly cash dividend of $0.345 per share. This amount reflects the 3% increase the Board approved in April 2008, which marked the 27th consecutive year that Wilmington Trust has raised its cash dividend. The quarterly dividend will be paid on August 15, 2008, to stockholders of record on August 1, 2008.
Significant factors in second quarter 2008 results
•	The Regional Banking business added $483.0 million of loans during the 2008 second quarter. This was the largest three-month increase in the company’s history. Loan balances topped $9 billion for the first time, on both a period-end and average-balance basis. Loan growth reflected the resilience of the well-diversified economy in the mid-Atlantic region, which has not experienced the levels of unemployment and housing pressure seen in some other parts of the United States.

•	Corporate Client Services (CCS) revenue rose 22% from the first quarter and 28% from the year-ago second quarter, with all components of the business contributing to the growth. Capital markets revenue was up 5% from the first quarter and 9% from the year-ago second quarter, as increasing demand for bankruptcy and corporate restructuring services helped counter continued weakness in capital markets activity.

•	CCS retirement services revenue more than doubled from prior periods due to the acquisition of AST Capital Trust Company. Second quarter 2008 results reflected two months of revenue from this acquisition, which closed on April 30, 2008.

•	Wealth Advisory Services revenue (WAS) increased 4% from the first quarter and 8% from the year-ago second quarter, due largely to continued growth in family office services as well as the June 2007 expansion into Boston.

•	New business, especially from Boston, helped WAS trust and investment advisory revenue (the portion of WAS revenue that is based on the market values of investments in client portfolios) increase 3% from the 2008 first quarter and 5% from the year-ago second quarter. The full effect of this revenue growth was masked by equity market declines in the corresponding periods. For example, the Standard & Poor’s 500 Index was 3% lower than at March 31, 2008, and 15% lower than at June 30, 2007. Management uses the S&P 500 as a benchmark for comparison because its composition mirrors, to a large extent, the equities in client portfolios.
•	Advisory business revenue — revenue from CCS, WAS, and affiliate money manager Cramer Rosenthal McGlynn — accounted for 53% of total net interest and noninterest income (excluding securities losses and after amortization and the provision for loan losses). Advisory business revenue combined with banking-related fee revenue accounted for 61% of total net interest and noninterest income.

•	Operating expenses (excluding the impairment charges) and the increase in the number of staff members reflected expansion investments made over the past 12 months, including the June 2007 acquisitions in Boston and Luxembourg, the AST Capital Trust Company acquisition, and the addition of Regional Banking staff in Baltimore.
These factors were offset by:
•	The two impairment charges.

•	Net charge-offs and nonperforming asset levels that caused the provision for loan losses to increase to $18.5 million from $10.0 million for the 2008 first quarter.

•	Compression in the net interest margin, which fell to 3.17% due to the market interest rate environment.

•	A $1.1 million loss associated with RCM.
Roxbury Capital Management impairment charge

The RCM impairment charge resulted from changes in business conditions at RCM that necessitated a reassessment of the valuation of Wilmington Trust’s investment in the firm. These changes, which became apparent in the 2008 second quarter, included a decline in assets under management, lower-than-expected operating performance, and projections that RCM would incur a loss for the 2008 second quarter.
The valuation reassessment, conducted as an impairment test under U.S. generally accepted accounting principles (GAAP), determined that the RCM valuation had declined from $89.1 million to $22.2 million. The decrease in valuation — $66.9 million — was recorded as a non-cash expense for the 2008 second quarter.

The impairment charge did not affect Wilmington Trust’s ownership position in RCM, which consists of 41.23% of RCM’s common shares and 100% of RCM’s preferred interests, which entitles Wilmington Trust to a preferred profits interest equal to 30% of RCM’s revenues.
“Following the burst of the technology stock bubble, and with continued volatility in the financial markets, the operating environment has been challenging for most growth-style managers, including Roxbury,” said Mr. Cecala. “While RCM’s mid-cap fund has experienced asset outflows, the firm has developed new products that are attracting assets, and early performance indicators are promising. We remain confident in Roxbury’s leadership and the firm’s long-term prospects for profitability.”
Investment securities impairment
Wilmington Trust maintains an investment securities portfolio for its own account to generate cash flow, to help manage interest rate risk, and to provide collateral for deposits and other liabilities. There are no client funds in this portfolio.
Perpetual preferred stocks that are held as available for sale comprise approximately 3% of the investment securities portfolio, which totaled $1.53 billion at June 30, 2008. As of that date, the value of Wilmington Trust’s investments in these preferred stocks had decreased from $54.3 million to $41.7 million. Most of this decrease was in preferred stocks issued by Fannie Mae, Freddie Mac, and two other financial institutions.
Sharp declines in the market valuations of these stocks, coupled with uncertainty about future market conditions, led management to determine that these stocks had become “other than temporarily impaired” under GAAP. The amount of the decrease — $12.6 million — was recorded as a securities loss for the 2008 second quarter.
While the value of these investments has declined, management intends to retain them in the portfolio because they pay dividends, they have investment-grade credit ratings, and their valuations are expected to normalize over the course of market cycles.

Credit quality in the 2008 second quarter
No negative systemic credit quality trends emerged during the second quarter, but the combination of loan growth and downgrades in the internal risk rating analysis caused the provision and reserve for loan losses to increase.
Total nonperforming assets increased to $88.5 million from $77.7 million at March 31, 2008. Three credits — a commercial construction loan, a loan to a retailer, and a loan to a textile manufacturer — accounted for the majority of this $10.8 million increase. The nonperforming asset ratio was 95 basis points, the same as at year-end 2007.
Within nonperforming assets, two loans moved from renegotiated to nonaccruing status. One of these was a commercial construction loan for a single family/townhome development in Sussex County, Delaware. As part of this loan’s transfer to nonaccruing status, $3.6 million was charged off. The other transferred loan was a retail loan.
Nonperforming assets included other real estate owned (OREO) of $16.7 million, an amount that represents the net realizable value of the underlying assets. Two loans that had been nonaccruing since the 2007 third quarter accounted for most of the OREO increase, as Wilmington Trust obtained control of them through foreclosure:
•	An income-producing hotel and retail property in Ocean City, Maryland, which accounted for approximately $9.2 million of the second quarter increase in OREO.

•	A luxury home development in Montgomery County, Pennsylvania. In the 2008 second quarter, approximately $4.5 million associated with this property was classified as OREO and approximately $1.4 million was charged off. Since Wilmington Trust’s foreclosure, contracts have been signed on four of this development’s 14 remaining properties.
Three smaller properties in the mid-Atlantic region accounted for the remainder of the increase in OREO.
Most of the net charge-offs in the second quarter were associated with the nonperforming assets mentioned above. The net charge-off ratio was 13 basis points, an increase of 8 basis points from the 2008 first quarter. For the first six months of 2008, the net charge-off ratio was 19 basis points, or 38 basis points on an annualized basis.
Given the unpredictability of commercial loan charge-offs, management does not believe the 2008 second quarter net charge-off ratio indicates a trend, and expects the net charge-off ratio to remain within its historical range of 24 to 31 basis points over a 12-month period. Several factors make commercial loan charge-offs unpredictable:
•	Negotiations with commercial borrowers can affect the timing and extent of charge-offs, or avert them altogether.

•	Associated legal proceedings can also affect the timing and extent of charge-offs.
Loans past due 90 days or more increased from $14.6 million at March 31, 2008, to $21.8 million. Three loans — a commercial loan to a chemical manufacturer, a commercial construction loan to a tubing manufacturer, and a commercial mortgage loan to a retailer — accounted for most of this increase.
Nonperforming asset levels and the substantial growth in loan balances drove the increase in the provision for loan losses to $18.5 million from $10.0 million for the 2008 first quarter. Loan growth accounted for approximately $4.8 million of the 2008 second quarter provision. Charge-offs and downgrades in the internal risk rating analysis accounted for the remainder.
The reserve for loan losses increased to $113.1 million from $106.4 million at March 31, 2008. The loan loss reserve ratio increased 1 basis point from the 2008 first quarter to 1.22%.
The percentage of loans with pass ratings in the internal risk rating analysis improved to 96.28% from 95.62% at March 31, 2008, largely due to loan growth.
On a percentage basis, the composition of the loan portfolio remained well diversified and relatively unchanged. Additional disclosures about credit quality appear in the financial statement section of this release.
Net interest margin
The net interest margin was 3.17%. This was 20 basis points lower than for the 2008 first quarter and 56 basis points lower than for the year-ago second quarter. This compression caused net interest income to decrease from prior periods, even though loan balances were significantly higher.
The margin was affected by Federal Open Market Committee (FOMC) reductions in short-term interest rates coupled with Wilmington Trust’s asset sensitivity.

•	Between late September 2007 and May 2008, the FOMC reduced rates seven times for a total of 325 basis points.
•	Since most of the company’s floating rate loans reprice within 30 days of a rate change, downward loan pricing adjustments began in the 2007 fourth quarter and continued in the first half of 2008. Funding costs, however, typically take 90 to 120 days to reprice. Consequently, most of the corresponding decreases in funding costs did not begin until the 2008 first quarter, and continued to lag loan repricing for most of the second quarter.
Assuming the FOMC makes no additional downward moves, management expects the pace of compression in the margin to slow substantially in the third quarter and stabilize in the fourth quarter. A rising interest rate environment would accelerate the stabilization and potentially improve the margin. More information about asset/liability matching and funding sources is in the supplemental financial statement in this release.
Additional Regional Banking details
•	Loan balances were 5% higher than for the 2008 first quarter, reaching record highs of $9.28 billion on a period-end basis and $9.09 billion on an average-balance basis.

•	Commercial loan balances exceeded $6 billion for the first time on an average-balance basis, reaching $6.26 billion. This was 5% higher than for the 2008 first quarter and 12% higher than for the year-ago second quarter.

•	The Pennsylvania and Baltimore markets accounted for approximately 50% of the increase in commercial loan balances, with the rest coming mainly from the Delaware market.

•	Most of the commercial loans added during the 2008 second quarter were non-real estate loans and commercial mortgage loans. Most of the increase in commercial mortgages came from existing clients who, until recent changes in the credit markets, had found more favorable financing terms with specialty mortgage lenders.

•	In the retail loan portfolio, consumer loan balances exceeded $1.7 billion for the first time on both a period-end and average-balance basis. On average, consumer loan balances were 5% higher than for the 2008 first quarter and 15% higher than for the year-ago second quarter.

•	Indirect auto loans and home equity lines of credit accounted for most of the increase in consumer loans, and most of the growth was from clients in Delaware.

•	Core deposits, on average, reached $5.38 billion, which was 4% higher than for the 2008 first quarter and 6% higher than for the year-ago second quarter. Noninterest-bearing demand deposits and savings deposits accounted for most of this growth.

•	The Regional Banking business continued to benefit from the relative health and stability of the mid-Atlantic economy. Delaware’s unemployment rate for May 2008 (the most recent data available) was 4.2%, compared with the U.S. average of 5.5%. Unemployment rates in Pennsylvania, New Jersey, and Maryland were also below the U.S. average.

•	In Delaware’s housing market, the pace of existing home sales decreased, but median sales prices of existing homes held steady.
Conference call
Management will discuss 2008 second quarter results and outlook for the future in a conference call today at 10:00 a.m. (Eastern). Supporting materials, financial statements, and audio streaming will be available at www.wilmingtontrust.com.
Dial-in information:
•	From inside the United States: (888) 459-5609

•	From outside the United States: (973) 321-1024

•	Conference identification number: 51675313
A rebroadcast of the call will be available from 12:00 p.m. (Eastern) today until 12:00 a.m. (Eastern) on Friday, July 25, by calling (800) 642-1687 inside the United States or (706) 645-9291 outside the United States. Use conference identification number 51675313 to access the rebroadcast.
Forward-looking statements
This report contains forward-looking statements that reflect our current expectations about our future performance. These statements rely on a number of assumptions and estimates and are subject to various risks and uncertainties that could cause our actual results to differ from our expectations. Factors that could affect our future financial results include, among other things, changes in national or regional economic conditions; changes in market interest rates; significant changes in banking laws or regulations; increased competition in our businesses; higher-than-expected credit losses; the effects of acquisitions; the effects of integrating acquired entities; a substantial and permanent loss of either client accounts and/or assets under management at Wilmington Trust and/or our affiliate money managers, Cramer Rosenthal McGlynn and Roxbury Capital Management; unanticipated changes in regulatory, judicial, or legislative tax treatment of business transactions; and economic uncertainty created by unrest in other parts of the world.
About Wilmington Trust
Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the Delaware Valley region, Wealth Advisory Services for high-net-worth clients in 36 countries, and Corporate Client Services for institutional clients in 86 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, and Luxembourg. For more information, visit www.wilmingtontrust.com.
Contacts

Investors and analysts:	News media:
Ellen J. Roberts	Bill Benintende
Investor Relations	Public Relations
(302) 651-8069	(302) 651-8268
eroberts@wilmingtontrust.com	wbenintende@wilmingtontrust.com
# # #

EXHIBIT 99
WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2008
HIGHLIGHTS

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
	2008	2007	Change	2008	2007	Change

OPERATING RESULTS (in millions)
Net interest income	$85.2	$92.8	(8.2)	$172.1	$183.7	(6.3)
Provision for loan losses	(18.5)	(6.5)	184.6	(28.4)	(10.1)	181.2
Noninterest income	93.2	96.9	(3.8)	195.9	188.4	4.0
Noninterest expense	188.5	106.0	77.8	304.0	216.4	40.5
Net income	(19.5)	48.9	—	21.9	91.8	(76.1)

PER SHARE DATA
Basic net income	$(0.29)	$0.71	—	$0.33	$1.34	(75.4)
Diluted net income	(0.29)	0.70	—	0.33	1.32	(75.0)
Dividends paid	0.345	0.335	3.0	0.68	0.65	4.6
Book value at period end	15.85	15.77	0.5	15.85	15.77	0.5
Closing price at period end	26.44	41.51	(36.3)	26.44	41.51	(36.3)
Market range:
High	35.17	43.14	(18.5)	35.50	44.55	(20.3)
Low	26.26	39.62	(33.7)	26.26	39.62	(33.7)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	67,167	68,397	(1.8)	67,117	68,464	(2.0)
Diluted	67,167	69,435	(3.3)	67,390	69,546	(3.1)

AVERAGE BALANCE SHEET (in millions)
Investment portfolio	$1,598.5	$1,859.0	(14.0)	$1,672.2	$1,928.5	(13.3)
Loans	9,085.9	8,156.3	11.4	8,861.3	8,114.4	9.2
Earning assets	10,812.0	10,059.9	7.5	10,627.6	10,097.4	5.3
Core deposits	5,377.5	5,062.4	6.2	5,269.1	5,020.6	4.9
Stockholders’ equity	1,119.4	1,120.2	(0.1)	1,122.4	1,091.3	2.8

STATISTICS AND RATIOS (net income annualized)
Return on average stockholders’ equity	(7.01)%	17.51%	—	3.92%	16.96%	(76.9)
Return on average assets	(0.66)%	1.80%	—	0.38%	1.69%	(77.5)
Net interest margin (taxable equivalent)	3.17%	3.73%	(15.0)	3.27%	3.70%	(11.6)
Dividend payout ratio	—	47.03%	—	208.68%	48.58%	329.6
Full-time equivalent headcount	2,879	2,597	10.9	2,879	2,597	10.9

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2008
QUARTERLY INCOME STATEMENT

	Three Months Ended
						% Change From
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Prior	Prior
(In millions)	2008	2008	2007	2007	2007	Quarter	Year

NET INTEREST INCOME
Interest income	$150.0	$162.4	$177.9	$183.4	$180.8	(7.6)	(17.0)
Interest expense	64.8	75.5	86.8	89.3	88.0	(14.2)	(26.4)

Net interest income	85.2	86.9	91.1	94.1	92.8	(2.0)	(8.2)
Provision for loan losses	(18.5)	(10.0)	(9.2)	(8.9)	(6.5)	85.0	184.6

Net interest income after provision for loan losses	66.7	76.9	81.9	85.2	86.3	(13.3)	(22.7)

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	40.2	39.2	42.9	40.5	38.4	2.6	4.7
Mutual fund fees	6.4	6.4	5.9	5.3	5.1	—	25.5
Planning and other services	11.2	10.1	10.3	10.3	9.9	10.9	13.1

Total Wealth Advisory Services	57.8	55.7	59.1	56.1	53.4	3.8	8.2

Corporate Client Services
Capital markets services	12.2	11.6	11.4	10.2	11.2	5.2	8.9
Entity management services	8.6	7.9	8.1	7.4	7.4	8.9	16.2
Retirement services	7.5	3.2	3.3	3.0	3.2	134.4	134.4
Investment/cash management services	3.4	3.3	3.4	3.0	3.0	3.0	13.3

Total Corporate Client Services	31.7	26.0	26.2	23.6	24.8	21.9	27.8

Cramer Rosenthal McGlynn	5.5	4.0	5.5	4.2	6.3	37.5	(12.7)
Roxbury Capital Management	(1.1)	0.3	0.4	0.4	0.2	—	—

Advisory fees	93.9	86.0	91.2	84.3	84.7	9.2	10.9
Amortization of affiliate intangibles	(2.0)	(1.2)	(1.3)	(1.2)	(1.1)	66.7	81.8

Advisory fees after amortization of affiliate intangibles	91.9	84.8	89.9	83.1	83.6	8.4	9.9

Service charges on deposit accounts	7.5	7.6	7.3	7.2	7.0	(1.3)	7.1
Other noninterest income	6.3	10.4	5.3	4.7	6.2	(39.4)	1.6
Securities gains/(losses)	(12.5)	—	0.2	(0.2)	0.1	—	—

Total noninterest income	93.2	102.8	102.7	94.8	96.9	(9.3)	(3.8)

Net interest and noninterest income	159.9	179.7	184.6	180.0	183.2	(11.0)	(12.7)

NONINTEREST EXPENSE
Salaries and wages	48.3	45.7	45.0	44.1	41.9	5.7	15.3
Incentives and bonuses	13.2	14.5	11.5	10.0	11.4	(9.0)	15.8
Employment benefits	12.4	14.3	12.0	12.7	11.5	(13.3)	7.8
Net occupancy	8.0	7.5	7.4	7.3	6.8	6.7	17.6
Furniture, equipment, and supplies	10.3	9.8	9.7	10.0	9.8	5.1	5.1
Other noninterest expense:
Advertising and contributions	3.0	2.1	3.2	2.0	2.8	42.9	7.1
Servicing and consulting fees	3.2	2.5	3.4	2.6	2.8	28.0	14.3
Subadvisor expense	3.5	2.7	2.8	2.7	2.5	29.6	40.0
Travel, entertainment, and training	2.9	2.4	3.3	2.8	2.4	20.8	20.8
Originating and processing fees	2.6	2.4	2.9	2.8	2.7	8.3	(3.7)
Other expense	14.2	11.6	15.7	13.8	11.4	22.4	24.6

Total other noninterest expense	29.4	23.7	31.3	26.7	24.6	24.1	19.5

Total noninterest expense before impairmemt	121.6	115.5	116.9	110.8	106.0	5.3	14.7
Impairment write-down	66.9	—	—	—	—	—	—

Total noninterest expense	188.5	115.5	116.9	110.8	106.0	63.2	77.8

Income before income taxes and minority interest	(28.6)	64.2	67.7	69.2	77.2	—	—
Applicable income taxes	(9.3)	22.7	23.6	22.9	28.3	—	—

Net income before minority interest	(19.3)	41.5	44.1	46.3	48.9	—	—
Minority interest	0.2	0.1	0.1	0.1	—	100.0	—

Net income	$(19.5)	$41.4	$44.0	$46.2	$48.9	—	—

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2008
YEAR-TO-DATE INCOME STATEMENT

	Six Months Ended
	June 30,	June 30,	%
(In millions)	2008	2007	Change

NET INTEREST INCOME
Interest income	$312.3	$360.9	(13.5)
Interest expense	140.2	177.2	(20.9)

Net interest income	172.1	183.7	(6.3)
Provision for loan losses	(28.4)	(10.1)	181.2

Net interest income after provision for loan losses	143.7	173.6	(17.2)

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	79.5	75.4	5.4
Mutual fund fees	12.8	10.1	26.7
Planning and other services	21.3	19.4	9.8

Total Wealth Advisory Services	113.6	104.9	8.3

Corporate Client Services
Capital markets services	23.8	21.4	11.2
Entity management services	16.4	14.5	13.1
Retirement services	10.7	6.6	62.1
Investment/cash management services	6.8	6.3	7.9

Total Corporate Client Services	57.7	48.8	18.2

Cramer Rosenthal McGlynn	9.5	11.0	(13.6)
Roxbury Capital Management	(0.8)	0.3	—

Advisory fees	180.0	165.0	9.1
Amortization of affiliate intangibles	(3.3)	(2.2)	50.0

Advisory fees after amortization of affiliate intangibles	176.7	162.8	8.5

Service charges on deposit accounts	15.0	13.8	8.7
Other noninterest income	16.7	11.7	42.7
Securities gains/(losses)	(12.5)	0.1	—

Total noninterest income	195.9	188.4	4.0

Net interest and noninterest income	339.6	362.0	(6.2)

NONINTEREST EXPENSE
Salaries and wages	94.0	83.7	12.3
Incentives and bonuses	27.7	25.4	9.1
Employment benefits	26.7	26.2	1.9
Net occupancy	15.5	13.6	14.0
Furniture, equipment, and supplies	20.1	19.4	3.6
Other noninterest expense:
Advertising and contributions	5.1	5.5	(7.3)
Servicing and consulting fees	5.7	5.2	9.6
Subadvisor expense	6.1	5.0	22.0
Travel, entertainment, and training	5.3	4.6	15.2
Originating and processing fees	5.0	5.3	(5.7)
Other expense	25.9	22.5	15.1

Total other noninterest expense	53.1	48.1	10.4

Total noninterest expense before impairment	237.1	216.4	9.6
Impairment write-down	66.9	—	—

Total noninterest expense	304.0	216.4	40.5

Income before income taxes and minority interest	35.6	145.6	(75.5)
Applicable income taxes	13.4	53.1	(74.8)

Net income before minority interest	22.2	92.5	(76.0)
Minority interest	0.3	0.7	(57.1)

Net income	$21.9	$91.8	(76.1)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2008
COMPARISON OF RESULTS WITH AND WITHOUT THE IMPAIRMENT WRITE-DOWN

	Three months ended June 30, 2008			Six months ended June 30, 2008
	With	Without		With	Without
	impairment	impairment	Impairment	impairment	impairment	Impairment
OPERATING RESULTS (in millions)
Net interest income	$85.2	$85.2	$—	$172.1	$172.1	$—
Provision for loan losses	(18.5)	(18.5)	—	(28.4)	(28.4)	—
Noninterest income	93.2	105.8	(12.6)	195.9	208.5	(12.6)
Noninterest expense	188.5	121.6	66.9	304.0	237.1	66.9

Income before taxes and minority interest	(28.6)	50.9	(79.5)	35.6	115.1	(79.5)
Applicable income taxes	(9.3)	18.7	(28.0)	13.4	41.4	(28.0)

Net income before minority interest	(19.3)	32.2	(51.5)	22.2	73.7	(51.5)
Minority interest	0.2	0.2	—	0.3	0.3	—

Net income	$(19.5)	$32.0	$(51.5)	$21.9	$73.4	$(51.5)

PER SHARE DATA
Diluted shares outstanding (in millions)	67.2	67.4	(0.2)	67.4	67.4	—
Per-share earnings	$(0.29)	$0.47	$(0.76)	$0.33	$1.09	$(0.76)

STATISTICS AND RATIOS (dollars in millions)
Total assets, on average	$11,825.4	$11,834.1	$(8.7)	$11,594.3	$11,598.7	$(4.4)
Stockholders’ equity, on average	1,119.4	1,125.1	(5.7)	1,122.4	1,125.3	(2.9)
Return on average assets	(0.66)%	1.09%	—	0.38%	1.27%	(0.89)%
Return on equity	(7.01)%	11.44%	—	3.92%	13.12%	(9.19)%

Net interest before provision and noninterest income	$178.4	$191.0	$(12.6)	$368.0	$380.6	$(12.6)
Tax equivalent interest income	0.8	0.8	—	1.6	1.6	—

	$179.2	$191.8	$(12.6)	$369.6	$382.2	$(12.6)
Noninterest expense	$188.5	$121.6	$66.9	$304.0	$237.1	$66.9

Efficiency ratio	105.19%	63.40%	41.79%	82.25%	62.04%	20.21%

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2008
STATEMENT OF CONDITION

						% Change From
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Prior	Prior
(In millions)	2008	2008	2007	2007	2007	Quarter	Year

ASSETS
Cash and due from banks	$249.3	$291.0	$260.5	$286.3	$231.8	(14.3)	7.5

Interest-bearing deposits in other banks	167.8	3.7	4.4	2.9	3.4	N/M	N/M

Federal funds sold and securities purchased under agreements to resell	110.7	264.6	129.6	13.6	14.6	(58.2)	N/M

Investment securities:
U.S. Treasury	48.6	56.8	60.2	101.9	103.8	(14.4)	(53.2)
Government agencies	473.5	473.9	647.0	701.4	634.8	(0.1)	(25.4)
Obligations of state and political subdivisions	7.3	7.3	17.8	18.5	19.0	—	(61.6)
Preferred stock	41.7	43.3	44.9	62.6	63.8	(3.7)	(34.6)
Mortgage-backed securities	702.7	740.1	730.6	581.9	605.1	(5.1)	16.1
Other securities	252.8	307.5	346.3	365.0	380.4	(17.8)	(33.5)

Total investment securities	1,526.6	1,628.9	1,846.8	1,831.3	1,806.9	(6.3)	(15.5)

FHLB and FRB stock, at cost	22.4	22.8	22.4	20.1	7.1	(1.8)	215.5

Loans:
Commercial, financial, and agricultural	2,808.6	2,654.4	2,594.9	2,529.0	2,483.7	5.8	13.1
Real estate — construction	1,847.0	1,809.7	1,780.4	1,759.9	1,747.0	2.1	5.7
Mortgage — commercial	1,704.0	1,593.8	1,463.4	1,388.8	1,390.5	6.9	22.5

Total commercial loans	6,359.6	6,057.9	5,838.7	5,677.7	5,621.2	5.0	13.1

Mortgage — residential	561.1	559.6	562.0	566.3	563.1	0.3	(0.4)
Consumer	1,790.3	1,679.5	1,571.6	1,546.0	1,517.0	6.6	18.0
Secured with liquid collateral	569.4	500.4	503.5	546.5	573.4	13.8	(0.7)

Total retail loans	2,920.8	2,739.5	2,637.1	2,658.8	2,653.5	6.6	10.1

Total loans net of unearned income	9,280.4	8,797.4	8,475.8	8,336.5	8,274.7	5.5	12.2
Reserve for loan losses	(113.1)	(106.4)	(101.1)	(101.6)	(97.5)	6.3	16.0

Net loans	9,167.3	8,691.0	8,374.7	8,234.9	8,177.2	5.5	12.1

Premises and equipment	154.1	153.2	152.1	148.9	148.6	0.6	3.7
Goodwill	345.2	332.4	330.0	329.0	328.2	3.9	5.2
Other intangibles	49.7	37.0	38.3	38.7	40.1	34.3	23.9
Other assets	340.2	279.1	326.9	281.4	273.1	21.9	24.6

Total assets	$12,133.3	$11,703.7	$11,485.7	$11,187.1	$11,031.0	3.7	10.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$994.5	$778.6	$966.2	$827.8	$812.7	27.7	22.4
Interest-bearing:
Savings	798.9	780.2	659.8	580.1	497.1	2.4	60.7
Interest-bearing demand	2,692.3	2,502.6	2,471.8	2,346.7	2,483.1	7.6	8.4
Certificates under $100,000	977.6	1,012.0	1,011.4	1,002.4	1,019.8	(3.4)	(4.1)
Local certificates $100,000 and over	278.0	316.1	356.3	389.6	370.8	(12.1)	(25.0)

Total core deposits	5,741.3	5,389.5	5,465.5	5,146.6	5,183.5	6.5	10.8
National certificates $100,000 and over	2,874.4	2,676.5	2,392.0	2,353.1	2,979.3	7.4	(3.5)

Total deposits	8,615.7	8,066.0	7,857.5	7,499.7	8,162.8	6.8	5.5

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,695.4	1,777.2	1,775.3	1,915.5	1,149.4	(4.6)	47.5
U.S. Treasury demand	70.3	62.5	77.3	40.9	2.5	12.5	N/M
Line of credit and other debt	10.0	134.9	139.5	134.0	148.2	(92.6)	(93.3)

Total short-term borrowings	1,775.7	1,974.6	1,992.1	2,090.4	1,300.1	(10.1)	36.6

Other liabilities	207.5	250.9	247.9	231.4	228.8	(17.3)	(9.3)
Long-term debt	467.8	268.5	267.8	267.5	267.0	74.2	75.2

Total liabilities	11,066.7	10,560.0	10,365.3	10,089.0	9,958.7	4.8	11.1

Minority interest	0.2	0.2	0.1	0.1	0.2	—	—
Stockholders’ equity	1,066.4	1,143.5	1,120.3	1,098.0	1,072.1	(6.7)	(0.5)

Total liabilities and stockholders’ equity	$12,133.3	$11,703.7	$11,485.7	$11,187.1	$11,031.0	3.7	10.0

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2008
AVERAGE STATEMENT OF CONDITION

	2008	2008	2007	2007	2007	% Change From
	Second	First	Fourth	Third	Second	Prior	Prior
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Year

ASSETS
Cash and due from banks	$251.7	$216.9	$209.6	$208.1	$203.4	16.0	23.7

Interest-bearing deposits in other banks	63.1	3.4	3.7	4.1	3.9	N/M	N/M

Federal funds sold and securities purchased under agreements to resell	38.0	35.1	28.2	23.2	33.6	8.3	13.1

Investment securities:
U.S. Treasury	50.9	60.5	80.5	103.3	105.0	(15.9)	(51.5)
Government agencies	497.5	553.2	619.5	631.4	652.9	(10.1)	(23.8)
Obligations of state and political subdivisions	7.3	14.3	18.2	18.7	12.6	(49.0)	(42.1)
Preferred stock	44.8	46.0	49.0	62.5	68.5	(2.6)	(34.6)
Mortgage-backed securities	725.2	734.4	697.0	590.4	633.9	(1.3)	14.4
Other securities	272.8	337.5	359.4	370.6	386.1	(19.2)	(29.3)

Total investment securities	1,598.5	1,745.9	1,823.6	1,776.9	1,859.0	(8.4)	(14.0)

FHLB and FRB stock, at cost	26.5	22.4	23.2	10.5	7.1	18.3	273.2

Loans:
Commercial, financial, and agricultural	2,765.4	2,602.1	2,521.5	2,454.9	2,500.1	6.3	10.6
Real estate — construction	1,837.1	1,804.9	1,790.2	1,769.2	1,696.7	1.8	8.3
Mortgage — commercial	1,654.1	1,528.2	1,423.5	1,387.3	1,376.9	8.2	20.1

Total commercial loans	6,256.6	5,935.2	5,735.2	5,611.4	5,573.7	5.4	12.3

Mortgage — residential	560.5	562.8	564.5	564.4	553.9	(0.4)	1.2
Consumer	1,729.8	1,653.1	1,556.5	1,533.0	1,503.9	4.6	15.0
Secured with liquid collateral	539.0	485.7	499.5	551.5	524.8	11.0	2.7

Total retail loans	2,829.3	2,701.6	2,620.5	2,648.9	2,582.6	4.7	9.6

Total loans net of unearned income	9,085.9	8,636.8	8,355.7	8,260.3	8,156.3	5.2	11.4
Reserve for loan losses	(104.1)	(99.8)	(99.4)	(95.8)	(93.3)	4.3	11.6

Net loans	8,981.8	8,537.0	8,256.3	8,164.5	8,063.0	5.2	11.4

Premises and equipment	154.4	152.9	150.9	148.5	148.6	1.0	3.9
Goodwill	393.1	329.9	329.1	328.3	307.8	19.2	27.7
Other intangibles	36.8	37.7	38.2	39.4	34.0	(2.4)	8.2
Other assets	281.5	282.0	263.2	259.8	261.3	(0.2)	7.7

Total assets	$11,825.4	$11,363.2	$11,126.0	$10,963.3	$10,921.7	4.1	8.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$870.2	$726.4	$723.5	$714.9	$702.6	19.8	23.9
Interest-bearing:
Savings	795.2	714.8	627.3	540.9	463.4	11.2	71.6
Interest-bearing demand	2,417.0	2,368.2	2,347.6	2,405.8	2,454.7	2.1	(1.5)
Certificates under $100,000	988.2	1,016.0	1,005.4	1,007.7	1,014.5	(2.7)	(2.6)
Local certificates $100,000 and over	306.9	335.3	390.7	376.2	427.2	(8.5)	(28.2)

Total core deposits	5,377.5	5,160.7	5,094.5	5,045.5	5,062.4	4.2	6.2
National certificates $100,000 and over	2,719.2	2,770.5	2,369.1	2,817.9	2,853.8	(1.9)	(4.7)

Total deposits	8,096.7	7,931.2	7,463.6	7,863.4	7,916.2	2.1	2.3

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,847.9	1,625.6	1,907.4	1,370.4	1,270.0	13.7	45.5
U.S. Treasury demand	11.6	12.8	12.3	11.0	10.4	(9.4)	11.5
Line of credit and other debt	50.1	136.3	136.8	139.9	83.2	(63.2)	(39.8)

Total short-term borrowings	1,909.6	1,774.7	2,056.5	1,521.3	1,363.6	7.6	40.0

Other liabilities	232.1	263.5	244.4	223.4	214.2	(11.9)	8.4
Long-term debt	467.4	268.2	267.7	267.2	307.3	74.3	52.1

Total liabilities	10,705.8	10,237.6	10,032.2	9,875.3	9,801.3	4.6	9.2

Minority interest	0.2	0.1	0.1	0.2	0.2	100.0	—
Stockholders’ equity	1,119.4	1,125.5	1,093.7	1,087.8	1,120.2	(0.5)	(0.1)

Total liabilities and stockholders’ equity	$11,825.4	$11,363.2	$11,126.0	$10,963.3	$10,921.7	4.1	8.3

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2008
YIELDS AND RATES

	2008	2008	2007	2007	2007
	Second	First	Fourth	Third	Second
YIELDS/RATES (tax-equivalent basis)	Quarter	Quarter	Quarter	Quarter	Quarter

EARNING ASSETS:
Interest-bearing time deposits in other banks	2.09%	6.33%	8.08%	4.95%	8.32%
Federal funds sold and securities purchased under agreements to resell	2.01	3.15	4.18	6.60	4.82

Total investment securities	4.69	4.95	5.03	4.94	4.96

FHLB and FRB stock, at cost	3.00	5.38	2.29	4.55	10.21

Commercial, financial, and agricultural	5.94	6.64	7.39	7.91	7.90
Real estate — construction	5.38	6.53	7.82	8.41	8.56
Mortgage — commercial	5.87	6.72	7.64	8.04	8.02
Total commercial loans	5.76	6.63	7.59	8.10	8.13

Mortgage — residential	5.83	5.82	5.80	5.74	5.87
Consumer	6.34	6.92	7.33	7.48	7.44
Secured with liquid collateral	4.09	5.27	6.51	6.88	6.83
Total retail loans	5.81	6.40	6.84	6.98	6.98

Total loans	5.77	6.56	7.36	7.74	7.77

Total earning assets	5.56	6.27	6.92	7.23	7.23

FUNDS USED TO SUPPORT EARNING ASSETS:

Core deposits
Savings	2.17	2.65	2.92	2.63	2.07
Interest-bearing demand	0.75	1.05	1.26	1.45	1.44
Certificates under $100,000	3.64	4.18	4.27	4.23	4.45
Local certificates $100,000 and over	3.82	4.44	4.85	4.78	4.55
Core interest-bearing deposits	1.85	2.28	2.51	2.54	2.51

National certificates $100,000 and over	3.53	4.44	5.23	5.41	5.40

Total interest-bearing deposits	2.48	3.11	3.46	3.67	3.66

Short-term borrowings	2.47	3.53	4.64	5.00	5.09

Long-term debt	7.25	6.29	5.78	6.02	6.43

Total interest-bearing liabilities	2.71	3.28	3.80	3.97	3.97

Total funds used to support earning assets	2.39	2.90	3.36	3.50	3.50

Net interest margin (tax-equivalent basis)	3.17	3.37	3.56	3.73	3.73

Year-to-date net interest margin	3.27	3.37	3.67	3.71	3.70

Prime rate	5.08	6.27	7.58	8.18	8.25

Tax-equivalent net interest income (in millions)	$86.0	$87.7	$92.0	$95.1	$93.8

Average earning assets at historical cost	$10,896.5	$10,468.0	$10,258.9	$10,113.9	$10,082.8
Average fair valuation adjustment on investment securities available for sale	(84.5)	(24.4)	(24.5)	(38.9)	(22.9)

Average earning assets	$10,812.0	$10,443.6	$10,234.4	$10,075.0	$10,059.9

Average rates are calculated using average balances based on historical cost and do not reflect fair valuation adjustments.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2008
CREDIT QUALITY

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in millions)	2008	2008	2007	2007	2007

NONPERFORMING ASSETS AT PERIOD-END
Nonaccruing loans:
Commercial, financial, and agricultural	$27.0	$25.6	$23.8	$12.1	$11.0
Commercial real estate — construction	22.6	9.9	9.9	21.2	13.6
Commercial mortgage	8.1	8.2	7.1	8.7	9.1
Consumer and other retail	13.9	9.7	7.0	12.1	11.6

Total nonaccruing loans	71.6	53.4	47.8	54.1	45.3
Renegotiated loans	0.2	24.1	23.7	19.2	0.2

Total nonaccruing loans and renegotiated loans	71.8	77.5	71.5	73.3	45.5
Other real estate owned (OREO)	16.7	0.2	9.1	0.2	0.2

Total nonperforming assets	88.5	77.7	80.6	73.5	45.7

Loans past due 90 days or more:
Commercial, financial, and agricultural	6.1	3.7	2.4	9.4	6.4
Commercial real estate — construction	0.6	0.3	0.7	0.7	1.0
Commercial mortgage	1.3	—	1.3	1.1	1.4
Consumer and other retail	13.8	10.6	9.3	5.8	4.8

Total loans past due 90 days or more	21.8	14.6	13.7	17.0	13.6

NET CHARGE-OFFS
Loans charged off:
Commercial, financial, and agricultural	$2.9	$0.7	$1.3	$0.6	$1.4
Commercial real estate — construction	5.2	0.3	2.3	0.6	—
Commercial mortgage	0.1	—	1.2	0.1	—
Consumer and other retail	6.0	5.4	6.7	5.5	4.4

Total loans charged off	14.2	6.4	11.5	6.8	5.8
Recoveries on loans previously charged off:
Commercial, financial, and agricultural	0.2	0.1	—	0.2	0.3
Commercial real estate — construction	—	—	—	—	—
Commercial mortgage	0.8	—	—	—	—
Consumer and other retail	1.4	1.6	1.8	1.8	2.0

Total recoveries	2.4	1.7	1.8	2.0	2.3

Net loans charged off	11.8	4.7	9.7	4.8	3.5

RATIOS
Period-end reserve to loans	1.22%	1.21%	1.19%	1.22%	1.18%
Period-end non-performing assets to loans	0.95	0.88	0.95	0.88	0.55
Period-end loans past due 90 days to total loans	0.23	0.17	0.16	0.20	0.16
Quarterly net charge-offs to average loans (not annualized)	0.13	0.05	0.12	0.06	0.04
Year-to-date net charge-offs to average loans	0.19	0.05	0.26	0.14	0.08

INTERNAL RISK RATING
Pass	96.28%	95.62%	96.03%	96.01%	96.81%
Watchlisted	2.29	2.98	2.69	2.62	2.27
Substandard	1.42	1.39	1.27	1.36	0.91
Doubtful	0.01	0.01	0.01	0.01	0.01

LOAN PORTFOLIO COMPOSITION
Commercial, financial, and agricultural	30%	30%	31%	30%	30%
Commercial real estate — construction	20	21	21	21	21
Commercial mortgage	18	18	17	17	17
Residential mortgage	6	6	6	7	7
Consumer	20	19	19	18	18
Secured by liquid collateral	6	6	6	7	7

COMMERCIAL REAL ESTATE — CONSTRUCTION DETAIL
Project type:
Residential real estate construction	53%	53%	52%	54%	53%
Land development	22	21	21	19	18
Retail and office	13	13	14	13	13
Owner-occupied	4	5	5	6	6
Multi-family	2	2	2	2	2
Other	6	6	6	6	8
Geographic location:
Delaware	61%	61%	61%	59%	59%
Pennsylvania	24	25	25	27	26
Maryland	6	6	7	7	8
New Jersey	6	5	4	4	5
Other	3	3	3	3	2

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2008
SUPPLEMENTAL INFORMATION

	Three Months Ended
						% Change From:
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Prior	Prior
	2008	2008	2007	2007	2007	Quarter	Year

NET INCOME
Net income per share
Basic	$(0.29)	$0.62	$0.66	$0.68	$0.71	—	—
Diluted	(0.29)	0.62	0.65	0.67	0.70	—	—
Weighted average shares outstanding (in thousands)
Basic	67,167	67,067	67,174	67,698	68,397
Diluted	67,167	67,338	67,749	68,582	69,435
Net income as a percentage of:
Average assets	(0.66)%	1.47%	1.57%	1.67%	1.80%
Average stockholders’ equity	(7.01)	14.79	15.96	16.85	17.51

ASSETS UNDER MANAGEMENT * (in billions)
Wilmington Trust	$37.5	$35.0	$35.9	$34.5	$33.2	7.1	13.0
Roxbury Capital Management	2.1	2.1	2.5	2.8	3.0	—	(30.0)
Cramer Rosenthal McGlynn	11.2	10.9	11.4	11.8	11.9	2.8	(5.9)

Combined assets under management	$50.8	$48.0	$49.8	$49.1	$48.1	5.8	5.6

* Assets under management include estimates for values associated with certain assets that lack readily ascertainable values, such as limited partnership interests.

ASSETS UNDER ADMINISTRATION ** (in billions)
Wilmington Trust	$146.6	$120.7	$124.3	$121.6	$120.1	21.5	22.1
** Includes Wilmington Trust assets under management

INVESTMENT MIX OF ASSETS MANAGED BY WILMINGTON TRUST
Equities	44%	45%	47%	49%	49%
Fixed income	24	22	23	23	22
Other	32	33	30	28	29

CAPITAL (in millions, except per share amounts)
Average stockholders’ equity	$1,119.4	$1,125.5	$1,093.7	$1,087.8	$1,120.2	(0.5)	(0.1)
Period-end primary capital	1,179.5	1,249.9	1,221.4	1,199.6	1,169.6	(5.6)	0.8
Per share:
Book value	15.85	16.99	16.70	16.23	15.77	(6.7)	0.5
Quarterly dividends declared	0.345	0.335	0.335	0.335	0.335	3.0	3.0
Year-to-date dividends declared	0.68	0.335	1.32	0.985	0.65
Average stockholders’ equity to assets	9.47%	9.90%	9.83%	9.92%	10.26%
Total risk-based capital ratio	11.14	11.10	11.21	11.54	11.54
Tier 1 risk-based capital ratio	6.74	7.67	7.73	7.96	8.00
Tier 1 leverage capital ratio	6.45	7.17	7.18	7.31	7.37

INVESTMENT SECURITIES PORTFOLIO
Average life (in years)	6.16	4.47	4.45	4.66	5.08
Average duration	2.58	1.90	1.97	1.85	2.19
Percentage invested in fixed rate instruments	83%	81%	82%	81%	80%

FUNDING (on average)
Percentage from core deposits	54%	53%	54%	57%	58%
Percentage from national funding	27	29	25	27	27
Percentage from short-term borrowings	19	18	21	16	15

ASSET — LIABILITY MATCHING
As a percentage of total balances at period-end:
Loans outstanding with floating rates	72%	71%	71%	71%	73%
Commercial loans with floating rates	87	86	85	86	87
Commercial loans tied to a prime rate	56	58	59	60	61
Commercial loans tied to the 30-day LIBOR	38	35	36	35	33

National CDs and short-term borrowings maturing in 90 days or less	92%	83%	78%	80%	76%

FULL-TIME EQUIVALENT HEADCOUNT
Full-time equivalent headcount	2,879	2,704	2,672	2,658	2,597